Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Jeffrey W. Dunn, President and Chief Executive Officer of SI-Bone, Inc. (the “Company”), and Laura A. Francis, Chief Operating Officer & Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2019, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey W. Dunn
Date:	March 11, 2020	Jeffrey W. Dunn
President and Chief Executive Officer

/s/ Laura A. Francis
Date:	March 11, 2020	Laura A. Francis
Chief Operating Officer & Chief Financial Officer

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.; and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.